EXHIBIT 99.1

URANIUM RESOURCES, INC.

PRESS RELEASE FOR IMMEDIATE RELEASE

DALLAS, TEXAS	PINK SHEETS SYMBOL-URIX
OCTOBER 2, 2003

URANIUM RESOURCES, INC. ANNOUNCES SEC FILINGS

AND CHANGE IN BOARD OF DIRECTORS

DALLAS, October 2, 2003—Uranium Resources, Inc. (the “Company”) announced that it has filed its first and second quarter Quarterly Reports on Form 10-QSB. The Company also announced that Rudolf J. Mueller had resigned from the Board of Directors.

Uranium Resources, Inc. is a Dallas area based uranium-mining company whose shares are quoted on the Pink Sheets under the symbol URIX. The Company specializes in in-situ solution mining and holds substantial uranium mineralization in South Texas and New Mexico. The Company’s properties have been shut in since July 1999.

CONTACTS:	Paul K. Willmott, President, or
Thomas H. Ehrlich, Vice President—CFO
Uranium Resources, Inc.
(972) 219-3330